Exhibit 99.1

Station Casinos Announces Second Quarter Results

LAS VEGAS--(BUSINESS WIRE)--August 14, 2009--Station Casinos, Inc. ("Station" or the “Company") today announced the results of its operations for the second quarter ended June 30, 2009.

Results of Operations

The Company's net revenues for the second quarter ending June 30, 2009, were approximately $267.2 million, a decrease of 21% compared to the prior year's second quarter. The Company reported Adjusted EBITDA for the quarter of $79.2 million, a decrease of 38% compared to the prior year's second quarter. For the second quarter, the Company reported a net loss of $65.3 million as compared to net earnings of $18.6 million in the prior year’s second quarter.

During the second quarter, the Company incurred $0.6 million in write-downs and other charges, which included losses on asset disposals and severance expense. The Company also incurred $0.6 million in costs to develop new gaming opportunities, $2.7 million of expense related to equity-based awards, $1.4 million of preopening expenses, $4.5 million in legal fees related to the proposed debt restructuring and other non-recurring costs, and a gain of $1.5 million related to its deferred compensation plan.

The Company’s second quarter earnings from its Green Valley Ranch joint venture were $5.6 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the second quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $15.2 million, a decrease of 31% compared to the same period in the prior year. Green Valley Ranch reported a net loss of $3.8 million for the second quarter as compared to a net loss of $1.2 million in the same period in the prior year.

Las Vegas Market Results

For the second quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch and Aliante Station, were $245.9 million, a 20% decrease compared to the prior year’s second quarter, while Adjusted EBITDA from those operations decreased 33% to $71.0 million from $106.1 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $15.6 million for the second quarter as compared to net income of $1.6 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.7 billion as of June 30, 2009. Total capital expenditures were $17.1 million for the second quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the second quarter were $14.0 million.

Voluntary Chapter 11 Petition

As described more fully in our 8-K and press release dated July 28, 2009, Station and certain of its non-casino subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring; the impact of the bankruptcy filing on our operations; our ability to finance operations and expenses associated with the pending bankruptcy proceeding; the impact of the substantial indebtedness incurred to finance the consummation of the going private transaction in November 2007; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating revenues:
Casino	$190,488	$238,222	$393,610	$487,664
Food and beverage	50,625	58,765	104,000	119,730
Room	22,147	27,981	44,078	58,281
Other	16,060	19,755	31,215	39,082
Management fees	12,279	19,326	26,298	38,072
Gross revenues	291,599	364,049	599,201	742,829
Promotional allowances	(24,438)	(24,947)	(49,292)	(51,410)
Net revenues	267,161	339,102	549,909	691,419

Operating costs and expenses:
Casino	82,065	91,440	165,067	187,211
Food and beverage	31,156	40,276	62,385	81,962
Room	8,847	10,202	17,431	20,565
Other	5,203	8,661	9,589	15,977
Selling, general and administrative	55,309	63,400	110,383	126,587
Corporate	13,107	8,622	24,693	20,390
Development	556	612	1,204	1,339
Depreciation and amortization	53,020	58,416	106,537	115,655
Preopening	1,420	2,720	3,162	4,850
Write-downs and other charges, net	590	3,803	5,840	6,012
	251,273	288,152	506,291	580,548

Operating income	15,888	50,950	43,618	110,871
Earnings from joint ventures	1,044	6,641	2,707	15,167
Operating income and earnings from joint ventures	16,932	57,591	46,325	126,038

Other income (expense):
Interest expense, net	(92,344)	(94,003)	(184,394)	(191,349)
Interest and other expense from joint ventures	(14,642)	(7,787)	(22,275)	(17,041)
Change in fair value of derivative instruments	14,563	65,140	33,581	6,708
Gain on early retirement of debt	-	-	40,348	-
	(92,423)	(36,650)	(132,740)	(201,682)

(Loss) income before income taxes	(75,491)	20,941	(86,415)	(75,644)
Income tax benefit (provision)	10,160	(2,352)	(12,625)	23,369
Net (loss) income	$(65,331)	$18,589	$(99,040)	$(52,275)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Major Las Vegas Operations (a):
Net revenues	$245,942	$307,029	$504,707	$627,419

Net (loss) income	$(15,614)	$1,642	$(21,267)	$8,374
Income tax (benefit) provision	(8,407)	(1,207)	(11,451)	3,097
Interest and other expense, net	6,433	7,513	13,135	15,366
Depreciation and amortization	25,508	33,362	51,446	65,224
EBITDA	7,920	41,310	31,863	92,061
Rent expense (b)	62,362	62,362	124,725	124,725
Write-downs and other charges, net	109	1,762	290	2,186
Equity-based compensation expense	565	628	1,153	1,332
Adjusted EBITDA	$70,956	$106,062	$158,031	$220,304

Green Valley Ranch (50% owned):
Net revenues	$49,254	$61,225	$99,753	$125,608

Net (loss) income	$(3,821)	$(1,171)	$(2,481)	$268
Interest and other expense, net	13,143	16,753	23,112	34,251
Depreciation and amortization	5,788	6,324	11,507	12,629
EBITDA	15,110	21,906	32,138	47,148
Write-downs and other charges, net	55	162	456	162
Loss on early retirement of debt	-	-	-	122
Equity-based compensation expense	3	9	6	31
Adjusted EBITDA	$15,168	$22,077	$32,600	$47,463

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$295,196	$368,254	$604,460	$753,027

Net (loss) income	$(19,435)	$471	$(23,748)	$8,642
Income tax (benefit) provision	(8,407)	(1,207)	(11,451)	3,097
Interest and other expense, net	19,576	24,266	36,247	49,617
Depreciation and amortization	31,296	39,686	62,953	77,853
EBITDA	23,030	63,216	64,001	139,209
Rent expense (b)	62,362	62,362	124,725	124,725
Write-downs and other charges, net	164	1,924	746	2,348
Loss on early retirement of debt	-	-	-	122
Equity-based compensation expense	568	637	1,159	1,363
Adjusted EBITDA	$86,124	$128,139	$190,631	$267,767

Total Station Casinos, Inc. (c):
Net (loss) income	$(65,331)	$18,589	$(99,040)	$(52,275)
Income tax (benefit) provision	(10,160)	2,352	12,625	(23,369)
Interest and other expense, net	92,423	36,650	173,088	201,682
Gain on early retirement of debt	-	-	(40,348)	-
Depreciation and amortization	53,020	58,416	106,537	115,655
EBITDA	69,952	116,007	152,862	241,693
Write-downs and other charges, net	590	3,803	5,840	6,012
Write-downs and other charges, net at joint ventures (50%)	53	22	702	25
Development expense	556	612	1,204	1,339
Preopening expenses	1,420	2,720	3,162	4,850
Preopening expenses at joint ventures (50%)	(64)	1,082	(130)	1,947
Equity-based compensation expense	2,666	2,285	5,460	4,787
Depreciation and amortization of investments in joint ventures	29	-	58	-
Other non-recurring costs	3,113	1,834	7,128	2,329
Executive buyout at Thunder Valley (24%)	930	-	930	-
Referendum expense at Thunder Valley (24%)	-	-	-	1,560
Adjusted EBITDA	$79,245	$128,365	$177,216	$264,542

Occupancy percentage	87%	91%	86%	90%
ADR	$69	$88	$71	$93
(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications